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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           VESTCOM INTERNATIONAL, INC.



                  THE UNDERSIGNED, certifies that it has adopted the following restated certificate of incorporation:

                                   ARTICLE I
                                 CORPORATE NAME
                  The name of the corporation is Vestcom International, Inc. (hereinafter, the "corporation").

                                   ARTICLE II
                                     PURPOSE
                  The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                   ARTICLE III
                                  CAPITAL STOCK
                  The corporation is authorized to issue thirty million (30,000,000) shares, divided into:
                  (a) Twenty Million (20,000,000) shares of common stock, with no par value (sometimes collectively referred to hereinafter as the "Common Stock"); and
                  (b) Ten Million (10,000,000) shares of undesignated stock;
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all of such shares shall have the relative rights, preferences, and limitations required by applicable law and as set forth in this certificate of incorporation.

                  Section 1. Authority to Divide Shares into Classes and Series. The Board of Directors of the corporation is hereby expressly authorized to amend the certificate of incorporation to divide the undesignated shares of the corporation into one or more classes of common or preferred stock, and to further divide any of those or any existing classes into series, and to determine the designation, the number, and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of those classes or series, as the case may be. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determining the following:
                  (a) the designation of such class or series, the number of shares to constitute such class or series and the stated value if different from the par value thereof;
                  (b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;
                  (c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of common or preferred stock, as the case may be;
                  (d) whether the shares of such class or series shall be subject to redemption either by the corporation or the holders thereof, and, if so, the times, prices and other conditions of such redemption;
                  (e) the amount or amounts payable to the holders of shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

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                  (f) whether the shares of such class or series shall be
subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;
                  (g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of common or preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;
                  (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, shares of stock of any other class or any other series of common or preferred stock;
                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock, including additional shares of such class or series or of any other class or series of common or preferred stock; and
                  (j) any other powers, preferences and relative, participating, optional and other specific rights, and any qualifications, limitations and restrictions thereof.

                  The powers, preferences and relative, participating, optional and other special rights of each class or series of common or preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series of common or preferred stock, as the case may be, at any time outstanding. All shares of any one series of common or preferred stock and all shares of any one class of common or preferred stock unless that class is divided into series, shall be identical in all respects with all other shares of such series or class, as applicable, except that shares of any one series or class, as the case may be,

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issued at different times may differ as to the dates from which dividends thereof shall be cumulative.
                  Section 2. Authority to Change Designation, Number, etc. The Board of Directors of the corporation is hereby expressly authorized to amend the certificate of incorporation to change the designation, the number, and the powers, preferences, rights, qualifications, limitations and restrictions relating to any authorized but unissued shares of stock.

                                   ARTICLE IV
                           REGISTERED OFFICE AND AGENT
                  The address of the corporation's current registered office is c/o Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A., 65 Livingston Avenue, Roseland, New Jersey 07068; the name of the corporation's current registered agent at that address is Alan Wovsaniker, Esq.

                                    ARTICLE V
                           CURRENT BOARD OF DIRECTORS
                  The current board of directors consists of two persons whose names and addresses are as follows:
                                    Peter McLaughlin
                                    Paragon Towers
                                    2332 Needham Street
                                    Newton, MA   02164

                                    Joel Cartun
                                    c/o Comvestrix Corp.
                                    1100 Valley Brook Avenue
                                    Lyndhurst, NJ  07071

                                   ARTICLE VI
                                 INDEMNIFICATION
                  Every person who is or was a director or officer of the corporation shall be indemnified by the corporation to the fullest extent allowed by law, including the indemnification permitted by N.J.S. 14A:3-5(8), against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be

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made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or of serving or having served in any capacity with any other enterprise at the request of the corporation, whether or not that person is a director or officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred. During the pendency of any such proceeding, the corporation shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by a director or officer in connection with the proceeding, subject to the receipt by the corporation of an undertaking as required by law.

                                   ARTICLE VII
                   PERSONAL LIABILITY OF DIRECTORS OR OFFICERS
                  A director or an officer of the corporation shall not be personally liable to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act.
                  IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of this 14th day of March, 1997.


                                            VESTCOM INTERNATIONAL, INC.


                                            By:  /s/ Joel Cartun
                                                -------------------------------
                                                Joel Cartun, President

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